LIMITED POWER OF ATTORNEY


	The undersigned hereby constitutes and appoints each of Lloyd H. Feller, Judith K. Otamura-Kester, Robert D. Ming, and Roland T. Kelly, each acting individually, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any Form 3, Form 4, Form 5,
Schedule 13G, or Schedule 13D relating to beneficial ownership and changes in beneficial ownership of equity securities of Jefferies Group, Inc. (the "Company"), and any amendment thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and submit copies thereof to any securities exchange or automated quotation system and to the Company, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall expire at such time as the undersigned ceases to be subject to filing requirements under Sections 13(d), 13(g), and 16(a) of the Securities Exchange Act of 1934, as amended.



							/s/ Richard B. Handler
							Richard B. Handler



							June 6, 2003
							(Date)